EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of AMERELITE SOLUTIONS, INC. (the “Company”) on Form 10-Q /A, First Amendment,  for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert L. Knapp, Chief Executive Officer and Chief Financial Officer f the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 1, 2008	By:	/s/ Robert L. Knapp
Robert L. Knapp
Principal Executive Officer
Principal Financial Officer